Exhibit 99.1

400 Avenue D, Suite 10
Williston VT, 05495

September 8, 2021

FOR IMMEDIATE RELEASE:
iSun Launches Residential and Commercial Expansion
with Acquisition of SunCommon

Leading Northeastern residential and commercial solar installation company to jump start
     iSun’s East Coast Residential Strategy.

BURLINGTON, Vt.--(BUSINESS WIRE)—iSun, Inc. (NASDAQ: ISUN) (the “Company”, or “iSun”), a leading solar energy and clean mobility infrastructure company with 50-years of construction experience in solar, electrical and data services, and SolarCommunities Inc (“SunCommon”)  announced today that they have entered into a definitive agreement pursuant to which a subsidiary of iSun will acquire SunCommon, in a combination of cash and shares of Common Stock.

HIGHLIGHTS:

•	Creates a regional full-service solar installation leader servicing the residential, commercial, industrial and utility-scale markets including solar electric vehicle charging.
•	Positions combined company to effectively capitalize on emerging opportunities in the residential and small commercial landscape.
•	Leverages brand and marketing expertise of SunCommon to effectively grow presence and message in new regional markets.
•
Transaction consideration includes $24,034,621 in cash and $15,965,379 in stock; provides $2.5 million of the consideration directly to SunCommon employees, establishes a stock ownership plan for all iSun employees, and a $1.5 million working capital infusion.

•	Anticipated to be accretive to iSun by doubling projected revenue for 2021.
•
Alignment of software, shared services and vendor base will enable synergies with expected $1.25 million in savings in year-1 and provide opportunities to reduce customer acquisition costs across all business segments.

The transaction executes phase one of iSun’s recently announced East Coast residential strategy and builds on iSun’s commercial, industrial and utility-scale presence in Maine, New Hampshire, Vermont, Connecticut, Massachusetts, Rhode Island, New York, Maryland, North Carolina and South Carolina. The acquisition furthers iSun’s ability to both drive the transition from dirty to clean energy and capitalize on the increasing focus on the climate crisis. The combined organization generated net revenues of approximately $51.4 and $70.0 million in calendar years 2020 and 2019, respectively. SunCommon’s positive EBITDA will be immediately accretive to earnings. Management estimates year-1 SG&A synergies to be approximately $1.25 million related to integration of backend software and implementation of a shared services platform consisting of administrative related functions (finance, IT, software), while the differing revenue cycles of the two business will improve cash-flow.

400 Avenue D, Suite 10
Williston VT, 05495

September 8, 2021

“This is a milestone moment for iSun,” stated Jeffrey Peck, iSun Chairman and Chief Executive Officer. “Not only does this acquisition deliver on our promise to investors to execute our residential strategy, but also it honors our 50-year legacy of helping accelerate the wide-spread adoption of life-enhancing technological innovations. The Electrification of everything is going to rapidly increase energy demand across all sectors. With this acquisition, we are addressing this opportunity in the residential sector with a partner who has built a scalable residential platform with best-in-class capabilities, industry leading customer acquisition cost of $0.36/Wdc, and most important – who shares our values.”

“We have long respected SunCommon for their ability to provide customer-centric solutions to the climate crisis as well as their deep commitment to people, the planet, and the communities they serve,” continued Peck. “We’re excited to help enhance their capabilities, learn from their expertise, and have their guidance as we progress to phase two of our residential strategy.”

“As a market-solution to the climate crisis, scale matters. Joining iSun allows SunCommon to accelerate our growth plans and delight our customers with clean energy solutions that improve their lives and protect our planet. This is a great day for SunCommon, our employees, customers and investors,” said SunCommon co-president James Moore.

His fellow co-president Duane Peterson remarked, “We’re proud of what we have accomplished, and are happy to recognize our people by ensuring that they directly benefit from this partnership. And this is only the beginning. SunCommon will continue operating as a Public Benefit Corporation and a certified B Corp, while helping our new parent iSun earn its B Corp certification as well. We intend to create the nation’s largest values-led clean energy business.”

Transaction Details.

Both iSun and SunCommon’s respective Boards of Directors unanimously approved the Definitive Agreement, which includes a cash payment of $24,034,621 and $15,965,379 in stock ($2.5 million of the consideration will be granted directly to SunCommon employees), $1.5 million working capital infusion and additional earnout provisions, subject to customary purchase price adjustments and customary seller representations and warranties and indemnification obligations.

400 Avenue D, Suite 10
Williston VT, 05495

September 8, 2021

In 2020, SunCommon generated approximately $33.1 million in revenue with gross margins of approximately 30.2% and maintained customer acquisition costs well below those advertised by other residential solar market leaders.

Mr. Peck will serve as the CEO of the combined organizations, and Mr. Peterson and Mr. Moore will serve as co-Presidents of SunCommon. The existing iSun Board of Directors will remain as currently constructed.

Additional details of the transaction will be included with the Company’s current report on Form 8-K, which will be filed with the United States Securities and Exchange Commission.

Conference Call to Discuss the Transaction

iSun and SunCommon will host a joint investor conference call tomorrow, September 9, 2021, at 08:30 Eastern Time to discuss details of the transaction.

Interested parties may join the conference call by dialing:

●	US Dial-In: 844-369-8770
●	International Dial-In: 862-298-0840
●	Webcast URL: Click to be directed to the webcast

Following the conclusion of the live call, a replay of the webcast will be available on the iSun website for at least 90 days. Alternatively, a telephonic replay of the call will be available beginning at 12 p.m. Eastern Time on Thursday, September 9, 2021 and can be accessed until 11:59 p.m. Eastern Time on Thursday, September 23rd by calling 877-481-4010 in the U.S. or 919-882-2331 internationally, with access code 42785.

About iSun Inc.
Since 1972, iSun has accelerated the adoption of proven, life-improving innovations in electrification technology. iSun has been the trusted electrical contractor to Fortune 500 companies for decades and has installed clean rooms, fiber optic cables, flight simulators, and over 400 megawatts of solar systems.  The Company has provided solar EPC services across residential, commercial & industrial, and utility scale projects and provides solar electric vehicle charging solutions for both grid-tied and battery backed solar EV charging systems. iSun believes that the transition to clean, renewable solar energy is the most important investment to make today and is focused on profitable growth opportunities. Please visit www.isunenergy.com for additional information.

400 Avenue D, Suite 10
Williston VT, 05495

September 8, 2021

About SunCommon.
SunCommon is a market-solution to climate change. Operating in New York's Hudson Valley and as the market-leading provider of residential, community and commercial solar in Vermont -- we believe that everyone has the right to a healthy environment and brighter future – and renewable energy is where it starts. SunCommon is a Certified B Corp based on a rigorous third party assessment of our commitment to the triple bottom line of people, planet and profit.  Our 200 employees are passionate about our values-led business and the positive impact we're creating. For more information, go to https://suncommon.com or connect with us on Facebook and Twitter @suncommon.

Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995, as amended. Words or phrases such as "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

IR Contact:
Tyler Barnes
IR@isunenergy.com
802-289-8141